090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Aethlon Medical, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209 filed for a reverse stock split of corporation's outstanding and issued common stock (as corrected by a Certificate of Correction filed April 7, 2015)

3. Filing date of the original document for which correction is being made: 04/01/2015

4. Description of the inaccuracy or defect:

The effective date for the Certificate of Change filed April 1, 2015 was April 8, 2015 (which was later corrected to April 10, 2015 by a Certificate of Correction filed April 7, 2015) and the corporation wants the effective date to be April 14, 2015.

5. Correction of the inaccuracy or defect:

Section 7 (Effective Date) to the Certificate of Change filed April 1, 2015 (as previously corrected on April 7, 2015) is hereby changed to April 14, 2015.

6. Signature:

X [signature]

Authorized Signature

Chief Financial Officer

Title *

4-9-15

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.